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                                        Filed Pursuant to Rule 424(b)(3)
                                        Registration No. 333-35588


                         Prospectus Supplement No. 1
             Dated May 23, 2000 (to Prospectus dated May 12, 2000)

                         INFORUM COMMUNICATIONS, INC.


            The date of this Prospectus Supplement is May 23, 2000

     This Prospectus is part of the Prospectus dated May 12, 2000 relating to an offering of up to 18,455,139 shares of our common stock by persons who

     - have been issued common stock in connection with our capital raising activities;
     - have been or will be issued common stock upon conversion of shares of our series F convertible preferred stock; or
     - have been or will or have been or will be issued common stock upon the exercise of warrants to purchase common stock issued in connection with sales of our series F convertible preferred stock.

First Quarter 2000 Results.

     A copy of our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2000 is attached hereto.












            The date of this Prospectus Supplement is May 23, 2000